EXHIBIT 99.2

WENDY'S/ARBY'S GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 28, 2008

	Wendy's/Arby's Group, Inc.	Wendy's International, Inc.	Pro Forma Adjustments		Pro Forma Before Recapitalization	Recapitalization		Pro Forma
(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$26,032	$199,785	$-		$225,817			$225,817
Accounts and notes receivable	21,489	74,241	-		95,730			95,730
Inventories	11,417	13,200	-		24,617			24,617
Deferred income tax benefit	15,046	6,000	-		21,046			21,046
Advertising fund restricted assets	-	66,113	-		66,113			66,113
Prepaid expenses and other current assets	30,626	16,924	-		47,550			47,550
Restricted cash equivalents	-	28,265	-		28,265			28,265
Total current assets	104,610	404,528	-		509,138	-		509,138

Restricted cash equivalents	3,958	8,955	-		12,913			12,913
Notes receivable	46,486	-	-		46,486			46,486
Investments	70,452	51,593	59,335	2	181,380			181,380
Properties	513,022	1,207,093	320,960	2	2,041,075			2,041,075
Goodwill	477,387	83,794	614,530	2	1,175,711			1,175,711
Other intangible assets	47,617	25,650	893,000	2	1,461,101			1,461,101
			381,000	2
			(16,768)	2
			133,493	2
			(2,891)	2
Deferred income tax benefit	25,746	5,237	-		30,983			30,983
Deferred costs and other assets	32,892	24,375	(4,012)	2	32,722			32,722
			(18,529)	2
			(2,004)	2
	$1,322,170	$1,811,225	$2,358,114		$5,491,509	$-		$5,491,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$54,915	$2,193	$(228)	2	$56,880			$56,880
Accounts payable	52,684	74,028	-		126,712			126,712
Accrued expenses and other current liabilities	115,499	201,876	2,471	2	319,673			319,673
			(173)	2
Advertising fund restricted liabilities	-	66,113	-		66,113			66,113
Current liabilities related to discontinued operations	5,651	-	-		5,651			5,651
Total current liabilities	228,749	344,210	2,070		575,029	-		575,029
Long-term debt	666,240	545,006	(56,549)	2	1,154,697			1,154,697
Deferred income	14,139	16,157	-		30,296			30,296
Deferred income taxes	-	39,456	675,235	2	714,691			714,691
Other liabilities	78,653	69,808	(47,988)	2	190,591			190,591
			90,118	2
Minority interests in consolidated subsidiaries	154	-	-		154			154
Stockholders’ equity:
Class A common stock	2,955	-	37,475	2	40,430	$(40,430)	4	-
Class B common stock	6,410	-	-		6,410	(6,410)	4	-
Common stock	-	13,102	(13,102)	2	-			-
Wendy's/Arby's common stock						46,840	4	46,840
Additional paid-in capital	291,331	1,150,334	2,454,341	2	2,745,672			2,745,672
			(1,150,334)	2
Retained earnings	42,715	1,249,060	(1,249,060)	2	42,715			42,715
Common stock held in treasury	(13,180)	(1,617,178)	1,617,178	2	(13,180)			(13,180)
Accumulated other comprehensive income	4,004	1,270	(1,270)	2	4,004			4,004
Total stockholders’ equity	334,235	796,588	1,695,229		2,826,051	-		2,826,051
	$1,322,170	$1,811,225	$2,358,114		$5,491,509	$-		$5,491,509

WENDY'S/ARBY'S GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 28, 2008

	Wendy's/Arby's Group, Inc.	Pro Forma Adjustments		Adjusted Wendy's/Arby's Group, Inc.	Wendy's International, Inc.	Pro Forma Adjustments		Wendy's September 28, 2008 Proforma	Combined Pro Forma
	(in thousands, except per share data)
Revenues:
Sales	$860,560	$-		$860,560	$1,617,213	$-		$1,617,213	$2,477,773
Franchise revenues	65,679	-		65,679	222,740	(112)	3C	222,628	288,307
Asset management and related fees	-	-		-	-	-		-	-
	926,239	-		926,239	1,839,953	(112)		1,839,841	2,766,080
Costs and expenses:
Cost of sales	655,643	2,101	3A	657,744	1,351,451	(795)	3C	1,350,656	2,008,400
Advertising	62,674	-		62,674	80,116	-		80,116	142,790
General and administrative	123,108	-		123,108	201,270	-		201,270	324,378
Depreciation and amortization	64,387	(2,101)	3A	62,286	96,369	(4,099)	3C	92,270	154,556
Facilities relocation and corporate restructuring	812	-		812	2,523	-		2,523	3,335
Wendy's special committee costs	-	-		-	84,231	-		84,231	84,231
Other operating income, net	(487)	-		(487)	(9,186)	-		(9,186)	(9,673)
	906,137	-		906,137	1,806,774	(4,893)		1,801,881	2,708,018
Operating profit (loss)	20,102	-		20,102	33,179	4,781		37,960	58,062
Interest expense	(41,020)	-		(41,020)	(21,789)	(7,101)	3C	(28,890)	(69,910)
Investment income, net	(76,497)	-		(76,497)	-	-		-	(76,497)
Loss on sale of unconsolidated business	-	-		-	-	-		-	-
Other income (expense), net	(2,279)	-		(2,279)	(3,822)	-		(3,822)	(6,101)
Income (loss) from continuing operations before income taxes and minority interests	(99,694)	-		(99,694)	7,568	(2,320)		5,248	(94,446)
(Provision for) benefit from income taxes	12,292	-		12,292	(13,359)	882	3D	(8,135)	4,157
						4,342	3F
Minority interests in income of consolidated subsidiaries	(340)	-		(340)	-	-		-	(340)
Income (loss) from continuing operations	$(87,742)	$-		$(87,742)	$(5,791)	$2,904		$(2,888)	$(90,629)

Income (loss) from continuing operations per share:
Basic:
Class A common stock	$(0.95)			$(0.95)					NA
Class B common stock	$(0.95)			$(0.95)					NA
Wendy's/Arby's common stock	NA			NA					$(0.19)
Diluted:
Class A common stock	$(0.95)			$(0.95)					NA
Class B common stock	$(0.95)			$(0.95)					NA
Wendy's/Arby's common stock	NA			NA					$(0.19)
Weighted average shares (a):
Basic shares:
Class A common stock	28,903			28,903					NA
Class B common stock	63,720			63,720					NA
Wendy's/Arby's common stock	NA			NA					467,705
Effect of dilutive options:
Class A common stock	-			-					NA
Class B common stock	-			-					NA
Wendy's/Arby's common stock	NA			NA					-
Diluted shares:
Class A common stock	28,903			28,903					NA
Class B common stock	63,720			63,720					NA
Wendy's/Arby's common stock	NA			NA					467,705

(a) The pro forma weighted average shares assumes the conversion of the outstanding shares of Class B common stock into
      Wendy's/Arby's common stock and that they are outstanding as of the beginning of the period ended September 28, 2008.

WENDY'S/ARBY'S GROUP, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 30, 2007
	Wendy's/Arby's Group, Inc.	Eliminate Effect of Deerfield & Company, LLC (Note 1)	Pro Forma Adjustments		Adjusted Wendy's/Arby's Group, Inc.	Wendy's International, Inc.	Reclassi-fications (3B)	Reclassified Wendy's International, Inc.	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share data)
Revenues:
Sales	$1,113,436	$-	$-		$1,113,436	$2,160,025	$-	$2,160,025	$-		$3,273,461
Franchise revenues	86,981	-	-		86,981	290,219	(2,484)	287,735	(150)	3C	374,566
Asset management and related fees	63,300	(63,300)	-		-	-	-	-	-		-
	1,263,717	(63,300)	-		1,200,417	2,450,244	(2,484)	2,447,760	(150)		3,648,027
Costs and expenses:
Cost of sales	815,180	-	2,483	3A	817,663	1,322,264	446,465	1,768,729	(2,328)	3C	2,584,064
Wendy's restaurant operating costs	-	-	-		-	597,285	(597,285)	-	-		-
Cost of services	25,183	(25,183)	-		-	-	-	-	-		-
Other operating costs	-	-	-		-	22,725	(22,725)	-	-		-
Advertising	79,270	-	-		79,270	-	112,042	112,042	-		191,312
General and administrative	205,375	(24,783)	-		180,592	212,425	53,525	265,950	-		446,542
Depreciation and amortization	73,322	(9,373)	(2,483)	3A	61,466	113,127	7,079	120,206	(89)	3C	181,583
Facilities relocation and corporate restructuring	85,417	-	-		85,417	34,427	(24,670)	9,757	-		95,174
Wendy's special committee costs	-	-	-		-	-	24,670	24,670	-		24,670
Settlement of preexisting business relationship	263	-	-		263	-	-	-	-		263
Gain on sale of consolidated business	(40,193)	40,193	-		-	-	-	-	-		-
Other operating income, net	-	-	-		-	(9,006)	(1,987)	(10,993)	-		(10,993)
	1,243,817	(19,146)	-		1,224,671	2,293,247	(2,887)	2,290,360	(2,418)		3,512,613
Operating profit (loss)	19,900	(44,154)	-		(24,254)	156,997	403	157,400	2,268		135,414
Interest expense	(61,331)	366	-		(60,965)	(31,241)	1,569	(29,672)	(9,467)	3C	(100,104)
Investment income, net	52,201	6,876	-		59,077	-	-	-	-		59,077
Loss on sale of unconsolidated business	(314)	-	-		(314)	-	-	-	-		(314)
Other income (expense), net	(1,042)	(374)	-		(1,416)	-	(264)	(264)	-		(1,680)
Income (loss) from continuing operations before income taxes and minority interests	9,414	(37,286)	-		(27,872)	125,756	1,708	127,464	(7,200)		92,392
(Provision for) benefit from income taxes	8,354	13,582	-		21,936	(39,131)	(1,708)	(40,839)	2,736	3D	(20,509)
									(4,342)	3E
Minority interests in income of consolidated subsidiaries	(2,682)	530	-		(2,152)	-	-	-	-		(2,152)
Income (loss) from continuing operations	$15,086	$(23,174)	$-		$(8,088)	$86,625	$-	$86,625	$(8,805)		$69,732

Income (loss) from continuing operations per share:
Basic:
Class A common stock	$0.15				$(0.09)						NA
Class B common stock	$0.17				$(0.09)						NA
Wendy's/Arby's common stock	NA				NA						$0.15
Diluted:
Class A common stock	$0.15				$(0.09)						NA
Class B common stock	$0.17				$(0.09)						NA
Wendy's/Arby's common stock	NA				NA						$0.15
Weighted average shares (a):
Basic shares:
Class A common stock	28,836				28,836						NA
Class B common stock	63,523				63,523						NA
Wendy's/Arby's common stock	NA				NA						474,706
Effect of dilutive options:
Class A common stock	129				-						NA
Class B common stock	759				-						NA
Wendy's/Arby's common stock	NA				NA						4,045
Diluted shares:
Class A common stock	28,965				28,836						NA
Class B common stock	64,282				63,523						NA
Wendy's/Arby's common stock	NA				NA						478,751

(a) The pro forma weighted average shares assumes the conversion of the outstanding shares of Class B common stock into
     Wendy's/Arby's common stock and that they are outstanding as of the beginning of the year ended December 30, 2007.

WENDY’S/ARBY’S GROUP, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(In thousands except per share data)

SUMMARY

The unaudited pro forma combined condensed financial statements are based upon the historical consolidated financial statements of Wendy’s/Arby’s Group, Inc. (formerly Triarc Companies, Inc.) (“Wendy’s/Arby’s”) and Wendy’s International, Inc. (“Wendy’s”) and have been prepared to illustrate the effect of the merger in which Wendy’s became a wholly-owned subsidiary of Wendy’s/Arby’s.

The unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Wendy’s/Arby’s and Wendy’s as of September 28, 2008 as if the merger had been consummated on that date.  The unaudited pro forma combined condensed statements of operations for the nine months ended September 28, 2008 and for the year ended December 30, 2007 combine the historical statements of operations of Wendy’s/Arby’s and Wendy’s and assume the merger had been consummated on December 31, 2006.  The historical statements referred to above for Wendy’s/Arby’s were included in its Quarterly Report on Form 10-Q for the quarter ended September 28, 2008 and Annual Report on Form 10-K for the year ended December 30, 2007.  The Wendy’s financial statements as of and for the nine months ended September 28, 2008 are included in this Current Report on Form 8-K and the financial statements for the year ended December 30, 2007 are included in its Annual Report on Form 10-K for the year ended December 30, 2007.  The unaudited pro forma combined condensed financial statements give effect to transactions and events that are (a) directly attributable to the merger, (b) factually supportable and (c) with respect to the statement of operations, expected to have a continuing impact on the combined results.  The financial statements for Wendy’s as of and for the nine months ended September 28, 2008 includes the effect of certain consequences of the merger agreement principally consisting of compensation expense related to key executive agreements and the stock compensation expense related to the accelerated vesting of options.  The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

In addition, the adjusted Wendy’s/Arby’s historical information for the year ended December 30, 2007 reflects the December 21, 2007 sale of Deerfield & Company, LLC (“Deerfield”) as if it had occurred on December 31, 2006.  As a result, the adjusted Wendy’s/Arby’s unaudited pro forma combined condensed statements of operations do not include any effect of Deerfield’s operations or of its sale.

The merger is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations.  In accordance with this standard, Wendy’s/Arby’s has concluded that it will be the acquirer for financial accounting purposes.

As a result, under the purchase method of accounting, the total estimated merger consideration, calculated as described in Note 2 to these unaudited pro forma combined condensed financial statements, has been preliminarily allocated to Wendy’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess recognized as goodwill.  Wendy’s/Arby’s management has made a preliminary allocation of the estimated merger consideration to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates.  Since these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of merger consideration and fair values attributable to the merger, the actual amounts recorded for the merger may differ from the information presented.  The estimation and allocation of merger consideration are subject to change pending completion of the determination of the fair value of the assets acquired and liabilities assumed and actual transaction costs.

The unaudited pro forma information reflected in the unaudited pro forma combined condensed financial statements is provided for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the merger had been completed on September 28, 2008 and December 31, 2006, respectively, nor is it necessarily indicative of the future operating results or financial position of the combined company.  In addition, the unaudited pro forma financial information does not purport to indicate the financial position or results of operations as of any future date or any future period.  The pro forma adjustments are preliminary, subject to change and are based upon available information and certain assumptions that Wendy’s/Arby’s believes are reasonable on the date of this report.

The accompanying unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the managements’ discussion and analysis of Wendy’s/Arby’s and Wendy’s (as described above).

SALE OF DEERFIELD & COMPANY LLC

1. Elimination of effect of Deerfield & Company LLC

Wendy’s/Arby’s sold its majority interest in Deerfield, its former asset management business, to Deerfield Capital Corp. on December 21, 2007 (the “Deerfield Sale”), as further described in Note 3 to Wendy’s/Arby’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 30, 2007, as amended.  The Deerfield Sale resulted in a pretax gain of approximately $40,193 which was included in “Gain on sale of consolidated business” in Wendy’s/Arby’s 2007 historical consolidated statement of operations.  The Wendy’s/Arby’s 2007 adjusted historical consolidated statement of operations reflects the Deerfield Sale as if it had occurred at December 31, 2006 as derived from Wendy’s/Arby’s financial records.  As a result, the unaudited pro forma combined condensed 2007 results of operations presented above eliminate any effect of Deerfield’s operations or of its sale.

PRO FORMA ADJUSTMENTS

1. Description of transaction and basis of presentation

The unaudited pro forma combined condensed financial statements are based upon 1) the Wendy’s/Arby’s historical consolidated financial statements, as filed in its Quarterly Report on Form 10-Q for the three-months ended September 28, 2008 and Annual Report on Form 10-K for the year ended December 30, 2007 and 2) the Wendy’s financial statements for the nine months ended September 28, 2008 which are included in this Current Report on Form 8-K and Wendy’s financial statements for the year ended December 30, 2007 as included in Wendy’s Annual Report on Form 10-K.  The pro forma and combined statements have been adjusted for the elimination of the effect of Deerfield described above and have been prepared to illustrate the effect of the proposed merger.

On April 23, 2008, Wendy’s/Arby’s and Wendy’s entered into a definitive merger agreement in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States with Wendy’s/Arby’s deemed to be the acquirer for accounting purposes.  Under the purchase method of accounting, the assets and liabilities of Wendy’s are being recorded as of the merger date at their fair values.  Under the terms of the merger agreement, each Wendy’s common share that was outstanding at the closing of the merger, including outstanding restricted common shares and the shares granted under Wendy’s share plans or Wendy’s benefit plans, except for long-term performance units issued under Wendy’s 2007 Stock Incentive Plan which have been settled in cash after the merger closing date, were exchanged for a fixed ratio of 4.25 shares of Wendy’s/Arby’s common stock.  Additionally, all options to purchase Wendy’s common shares outstanding on the closing date were fully vested as of the date of the merger, except for certain options issued in 2008, and were converted into options to purchase Wendy’s/Arby’s common stock based on the 4.25:1 exchange ratio.  In addition to the approval of the merger by Wendy’s shareholders and Wendy’s/Arby’s stockholders, the Wendy’s/Arby’s stockholders approved a charter amendment pursuant to which each share of the then existing Triarc Class B common stock was converted into one share of Wendy’s/Arby’s Class A common stock.

2.  Merger consideration

The preliminary computation of the total estimated merger consideration, the excess of the merger consideration over the book values of the assets acquired and liabilities assumed, and the resulting adjustment to goodwill are as follows:

Value of shares of Wendy’s/Arby’s common stock issued in exchange for Wendy’s common shares—see Adjustments To Stockholders’ Equity below	$2,476,372
Value of Wendy’s stock options that have been converted into Wendy’s/Arby’s options—see Value of Wendy’s Stock Options below	15,444
Wendy’s/Arby’s – related merger transaction costs	21,000
Total estimated merger consideration	2,512,816
Net book value of Wendy’s assets and liabilities acquired—see Adjustments to Stockholders’ Equity below	796,588
Less: Wendy’s historical goodwill acquired	(83,794)
Net tangible book value of Wendy’s assets and liabilities acquired	712,794
Excess of merger consideration over tangible book value of Wendy’s assets and liabilities acquired	1,800,022
Allocations to:
Investments	(59,335)
Properties	(320,960)
Trade names	(893,000)
Franchise agreements	(381,000)
Reversal of existing intangible assets	2,891
Computer software/hardware	16,768
Favorable leases	(133,493)
Other assets	4,012
Long-term debt, including current portion of $228	(56,777)
Unfavorable leases liabilities	90,118
Reversal of rent incentives in other assets	2,004
Reversal of deferred gain on sale-leaseback	(173)
Reversal of straight-line rent and landlord inducement liabilities	(47,988)
Deferred income tax liability effect of above allocations	675,235
Total adjustments	(1,101,698)
Total goodwill	698,324
Less: Wendy’s historical goodwill	(83,794)
Net additions to goodwill	$614,530

Value of Wendy’s stock options

In accordance with SFAS No. 123 (revised 2004), “Share-Based Payment,” the fair value of the Wendy’s stock options that have been converted into Wendy’s/Arby’s options in the merger (“the converted options”) has been recognized as a component of the purchase price, based on the fair value of the options as of April 24, 2008.

The unaudited pro forma combined condensed financial statements include the effect of the conversion of 3,845 Wendy’s stock options outstanding as of September 28, 2008 into options to acquire 16,341 shares of Wendy’s/Arby’s common stock based on the 4.25:1 exchange ratio.  Of the 3,845 Wendy’s stock options outstanding as of September 28, 2008, 2,290 were fully vested at the merger date in accordance with the terms of the merger agreement.

The value of Wendy’s stock options that have been converted into Wendy’s/Arby’s stock options of $15,444 was calculated using the Black-Scholes option pricing model as of April 24, 2008.  The Black-Scholes model has limitations on its effectiveness including that it was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable.  The model requires the use of highly subjective assumptions including expected stock price volatility.  Wendy’s stock option awards to employees have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimates of the as if converted Wendy’s options.

Purchase price allocation details

For the purpose of preparing the unaudited pro forma combined condensed financial statements, the total  estimated merger consideration has been allocated to Wendy’s net tangible and intangible assets acquired and liabilities assumed based on their preliminary fair values as of September 28, 2008.  Until finalized, the fair value of these assets and liabilities included in the table above is preliminary, and is subject to change.  A change in the merger consideration allocated to depreciable or amortizable assets may result in increased depreciation and/or amortization expense.

The premium in the merger consideration reflects the creation of what is the third largest quick service restaurant operation in the United States with total system-wide sales of more than $12.0 billion.  Wendy’s/Arby’s anticipates realizing, over time, significant operational improvements and general and administrative cost efficiencies and synergies.  Anticipated improvements, which include increased margins for Wendy’s company-owned restaurants, and the elimination of duplicate corporate functions through the establishment of a shared support center, are not reflected in the unaudited pro forma combined condensed statements of operations.

In addition, United States and international expansion is planned for the Wendy’s and Arby’s brands.  Also, both brands are currently exploring daypart expansion focused primarily on breakfast.  The concept of dual-brand unit development may be explored in high-cost real estate and in countries outside the U.S. and in high cost U. S. markets.  These combined factors primarily contributed to a merger consideration in excess of the fair value of the net tangible assets acquired.

Wendy’s/Arby’s has allocated approximately $893,000 to trade names, primarily related to the Wendy’s name.  Wendy’s/Arby’s management took many factors into consideration including the current market position of the brand as well as its consumer and industry recognition worldwide in coming to the determination that it will account for the asset as an indefinite lived intangible asset.  Therefore, in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, trade names will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators occur).

Wendy’s/Arby’s has allocated approximately $381,000 to franchise agreements, primarily related to the current estimated fair value of existing franchise agreements based on many factors, including estimates and assumptions of future operating performance and historical experience.  Amortization of $18,143 and $13,607 for the year ended December 30, 2007 and the nine months ended September 28, 2008, respectively, related to the fair value of the franchise agreements, accounted for on the straight-line method over an average life of 21.0 years are reflected as pro forma adjustments to the unaudited pro forma combined condensed statements of operations.  The average life is based on the weighted average remaining term of existing Wendy’s franchise agreements and the one ten-year historically supported renewal of the term included in the agreements.

Wendy’s/Arby’s – related merger transaction costs have been accounted for as follows:
Included in Wendy’s/Arby’s historical balance sheet as Deferred costs and other assets	$18,529
Included in Wendy’s/Arby’s historical balance sheet as Accrued expenses and other current liabilities	(9,551)
Merger costs paid	8,978
Additional anticipated merger transaction payments	12,022
Total estimated merger transaction costs	$21,000

Deferred taxes related to the purchase price are being recorded, with the exception of the adjustment related to goodwill, at an assumed 38% blended statutory income tax rate.

Adjustments to Stockholders’ Equity

The adjustments to stockholders’ equity reflect the estimated stock consideration of $2,476,372 from the exchange of 88,660 Wendy’s common shares for 376,806 Wendy’s/Arby’s shares, the estimated fair value of 3,845 Wendy’s stock options converted to Wendy’s/Arby’s stock options of $15,444 and the elimination of Wendy’s shareholders’ equity of $796,588.  For purposes of valuing the stock consideration, shares of Wendy’s/Arby’s common stock are valued at $6.57 per share, which is the average of the closing trading prices on the April 24, 2008 announcement date and for the two days immediately prior to and immediately subsequent thereto.  The pro forma condensed balance sheet as of September 28, 2008 includes the effect of the dissenter’s rights exercised by Wendy’s shareholders and the payment of cash equal to the fair value of their Wendy’s common shares.

Value of Wendy’s/Arby’s common stock issued in exchange for Wendy’s common shares	$2,476,372
Value of Wendy’s stock options that will be converted into Wendy’s/Arby’s options	15,444
Total consideration (excluding transaction costs)	$2,491,816

Total consideration (excluding transaction costs) credited to:
Wendy’s/Arby’s common stock at a par value of $0.10 per share	$37,475
Additional paid-in capital	2,454,341
Total consideration (excluding transaction costs)	$2,491,816
Elimination of Wendy’s shareholders’ equity:
Common stock	$13,102
Additional paid-in capital	1,150,334
Retained earnings	1,249,060
Treasury stock	(1,617,178)
Accumulated other comprehensive income	1,270
Total Wendy’s shareholders’ equity eliminated	$796,588

3. Additional pro forma adjustments

The following additional pro forma adjustments are included in the unaudited pro forma combined condensed statements of operation:

A	Represents the reclassification of Wendy’s/Arby’s favorable lease amortization from depreciation and amortization to cost of sales;

B	Represents the reclassification of amounts in the Wendy’s historical condensed statements of operations for the year ended December 30, 2007 to conform to the Wendy’s/Arby’s presentation.

C	Represents adjustments for the difference between the fair values adjusted as part of the purchase price allocation as described above, and historical values as follows:

	Year ended December 30, 2007	Nine months ended September 28, 2008
Increase (decrease) in franchise revenue:
Favorable sublease amortization	$(816)	$(612)
Unfavorable sublease amortization	666	500
	$(150)	$(112)
Increase (decrease) in expense:
Cost of sales:
Reversal of historical straight line rent and landlord inducement	(4,098)	(2,122)
Unfavorable lease amortization from purchase price allocation	(4,151)	(3,114)
Favorable lease amortization from purchase price allocation	5,921	4,441
Total	$(2,328)	$(795)
Depreciation and amortization:
Reversal of historical amounts for properties	$(113,958)	$(89,500)
Depreciation and amortization of properties from purchase price allocation	92,730	69,548
Amortization of computer software and hardware from purchase price allocation	2,996	2,246
Franchisee agreement amortization from purchase price allocation	18,143	13,607
Total	$(89)	$(4,099)
Interest:
Interest expense related to the decrease in the fair value of debt from purchase price allocation	$9,467	$7,101

D
Represents the tax effect of the pro forma adjustments described above at an assumed 38% statutory income tax rate.  This rate is an estimate and does not take into account future tax strategies that may be applied to the consolidated entity.  The pro forma tax for the year ended December 30, 2007 includes a Wendy’s/Arby’s previously unrecognized tax benefit of approximately $12,488 partially offset by the increase in the Wendy’s tax expense described below.  The pro forma tax for the nine months ended September 28, 2008 includes the effect of the decline in value of Wendy’s/Arby’s investment in Deerfield Capital Corp., and related declared dividend, on Wendy’s/Arby’s tax rate.  The distribution of Wendy’s/Arby’s investment in Deerfield Capital Corp. as a dividend to its stockholders resulted in the decline in value which was not deductible for tax purposes; and

E
Represents an increase in tax expense for the year ended December 30, 2007 as a result of the non-deductibility of a portion of the Wendy’s special committee costs.  Wendy’s had originally determined at the time of the 2007 tax accrual that, based on the then current status of any business combination in which it may have been involved, the full amount of the costs were deductible.  The merger changed the deductibility of a portion of those costs.  As the amount related to the 2007 fiscal year was included in the income tax provision for the nine months ended September 28, 2008, such amount is being reversed in the pro forma statement of operations for that period.

4. Recapitalization of Wendy’s/Arby’s

The Wendy’s/Arby’s stockholders approved a charter amendment pursuant to which each share of Wendy’s/Arby’s Class B common stock was converted into one share of Wendy’s/Arby’s common stock at the completion of the merger.  This entry represents the conversion of the Class B common stock in connection with the merger.

5.  Earnings per share

The preliminary adjustments to historical weighted average basic and diluted shares for the pro forma periods presented are as follows:

	Year ended December 30, 2007	Nine months ended September 28, 2008
Basic shares
Historical weighted average Wendy’s/Arby’s shares(a):
Class A common stock	28,836	28,903
Class B common stock	63,523	63,720
Issuance of Wendy’s/Arby’s common stock to Wendy’s shareholders	382,347	375,082
	474,706	467,705

Diluted shares
Historical weighted average Wendy’s/Arby’s shares(a)(b):
Class A common stock	28,965	28,903
Class B common stock	64,282	63,720
Issuance of Wendy’s/Arby’s common stock to Wendy’s shareholders	382,347	375,082
Effect of dilutive Wendy’s/Arby’s stock options assumed to be issued to Wendy’s option holders	3,157	-
	478,751	467,705

(a)
The pro forma capitalization assumes that the outstanding shares of Wendy’s/Arby’s Class B common stock have been converted into and are included in the total outstanding shares of Wendy’s/Arby’s common stock outstanding as of the beginning of each period presented.

(b)	Includes the dilutive effect of stock options and restricted shares.

6. Other information

The unaudited pro forma combined condensed statements of operations do not reflect future events that may occur after the completed merger, including the potential realization of operating margin improvements, general and administrative cost savings and any synergies and restructuring or other costs relating to the integration of the two companies.  In addition, they do not reflect Wendy’s/Arby’s plans to further reduce their pre-merger corporate general and administrative costs upon the expiration of the services agreement with Trian, a management company formed by the Chairman and Vice Chairman and another director of Wendy’s/Arby’s Group, in June 2009, as described in Note 28 to Wendy’s/Arby’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 30, 2007, as amended, and by other cost savings initiatives.

The unaudited pro forma combined condensed financial statements do not include any amounts anticipated to be incurred related to the combination of the administrative functions to the Wendy’s/Arby’s corporate headquarters.  They also do not include pre-tax charges of approximately $20,000 anticipated to be incurred for severance packages, including stay bonuses, in order to provide for an orderly transition of Wendy’s operational and administrative functions.